[RP FINANCIAL, LC. LETTERHEAD]


                                                                  March 30, 2000

Board of Directors
Alamogordo Financial Corporation
Alamogordo Federal Savings and Loan Association
500 10th Street
Alamogordo, New Mexico  88310-6768

Members of the Boards of Directors:

     We hereby consent to the use of our firm's name on the Form SB-2 Registration Statement and Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding Company on Form MHC-2. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report in such filings including the Prospectus of Alamogordo Financial Corporation.

                                                            Sincerely,

                                                            /s/RP FINANCIAL, LC

                                                            RP FINANCIAL, LC